United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2017

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 23, 2017, IsoRay Medical, Inc. (“Medical”), a wholly owned subsidiary of IsoRay, Inc., entered into Addendum No. 2 (the “Addendum”) to its supply contract, as previously amended by Addendum No. 1, with The Open Joint Stock Company «Isotope», a Russian company (“JSC Isotope”). With the Addendum, Medical will now purchase Cesium-131 manufactured by either Joint Stock Company «Institute of Nuclear Materials» (“INM”) or Joint Stock Company «SCC RIAR» (“RIAR”), and sold by JSC Isotope, in the quantities and at the price specified, through December 31, 2018, rather than December 31, 2017. Additionally, the shipper of the goods may now be either INM, RIAR, or MedikorPharma-Ural LLC.

The foregoing summary of the Addendum does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum. A copy of the Addendum is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1	Addendum No. 2 to supply contract by and between IsoRay Medical, Inc. and The Open Joint Stock Company «Isotope» (confidential treatment requested for redacted portions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2017

IsoRay, Inc., a Minnesota corporation

By: /s/ Thomas C. LaVoy

      Thomas C. LaVoy, CEO